AMENDMENT DATED JUNE 7, 2022 TO ANNUAL REPORT ON FORM C-AR DATED APRIL 6, 2022

3900 WEST ALAMEDA AVENUE, SUITE 1200

BURBANK, CALIFORNIA 91505

800-317-2200

EXPLANATORY NOTE

This Amendment to the Annual Report should be read in conjunction with the Annual Report dated April 6, 2022 and is qualified by reference to the Annual Report except to the extent that the information contained herein supplements the information contained in Annual Report.

The Annual Report is available here:

here: https://www.sec.gov/Archives/edgar/data/1661779/000110465922043119/tm2211793d1_ar.pdf.

Additional information about the Company is available in the amendment to its 2022 Annual Report filed on Form 1-K available here:

https://www.sec.gov/Archives/edgar/data/1661779/000110465922068722/tm2217638-3_partii.htm, and is hereby incorporated by reference herein.

The company has amended its financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations; please see the information contained in our Amendment to our 2022 Annual Report on Form 1-K.